                                                                   EXHIBIT 10.11
                           ASSET PURCHASE AGREEMENT

                                     SUNTEL
                                       &
                         TELALEASING ENTERPRISES, INC.

      THIS ASSET PURCHASE AGREEMENT ("Agreement") is made this 16th day of April, 1996, by and between Suntel (also known as Suntel Company, Sun Tel, Inc. and Suntel, Inc.), hereinafter referred to as "Suntel" or "Seller," and Telaleasing Enterprises, Inc., hereinafter referred to as "Telaleasing", "TEI", "Purchaser" or "Buyer".

                              W I T N E S S E T H,
                              -------------------

      WHEREAS, the Seller owns and operates paytelephones and related service facilities pursuant to agreements which are sometimes styled "Public Communication Location Agreements," "Public Telephone Equipment and Service Contracts," "Paytelephone Agreements," "Coin Operated Telephone Equipment and Service Contracts," "Contracts," "Payphone Location Agreements," "Royalty Agreements," "Vending Agreements," "Leases," or other similar names and hereinafter are called "Location Agreements"; and

      WHEREAS, Suntel is a Maryland general partnership and from time to time has conducted its business under the names Suntel Company, Sun Tel, Inc. and Suntel, Inc.; although the selling entity has never been incorporated under the laws of any jurisdiction; and

      WHEREAS Robert A. Watkins and Marc Authier are the general partners of Suntel and Suntel has no other partners, and

      WHEREAS, Purchaser is an Illinois corporation, solely owned by Davel Communications Group, Inc. ("Davel").

      WHEREAS, Purchaser is in the business of owning and operating pay telephones and providing associated services; and

      WHEREAS, subject to the terms and conditions hereinafter set forth, the Seller desires to sell, and the Purchaser desires to purchase all of Seller's installed pay telephones consisting of units in and around Baltimore, Maryland together with associated Location Agreements, equipment, contracts and inventory.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

      1.  ASSETS TO BE PURCHASED.

      Subject to the terms and conditions set forth herein, Purchaser agrees to purchase and acquire from the Seller, and the Seller agrees to sell, transfer, assign and convey to the Purchaser, free and clear of any and all liens and encumbrances (excepting obligations imposed by the Location Agreements which shall be assumed by Purchaser) 70 installed pay telephones located in and around Baltimore, Maryland ("Installed Pay telephones"), associated enclosures, equipment, inventory, tools, parts, supplies, associated Location Agreements (including approximately 20 where no equipment is yet installed) and all assets and records directly used in the operation of the Installed Pay telephones. All of said assets, including the Installed Pay telephones, may be collectively referred to herein as the "Assets" and are more fully described below. No liabilities are assumed by the Purchaser except as explicitly described in this Agreement. The Assets include, but are not limited to, the following:

           (a) Installed Pay Telephones, Equipment and Location Agreements. All equipment, communications equipment, pay telephones, enclosures, masts, cables, wiring, electrical wiring, conduit, slabs and related property used in connection with, or located at, all of Seller's Installed Pay telephones and associated Location Agreements, a true and correct list of which is attached hereto as Exhibit 1-a. And also including approximately 20 Location Agreements without installed pay telephone equipment. All rights, duties, obligations and liabilities arising out of the Location Agreements and attributable to periods prior to Closing shall be retained by Seller and all such rights, duties, obligations and liabilities attributable to periods after Closing shall be assumed by and be the property and obligation of the Purchaser. A few Location Agreements may not be memorialized by a writing but are nonetheless assigned by this Agreement. All written Location Agreements are listed in and attached to
Exhibit 1-a.

           (b) Equipment and Inventory. As described in Exhibit 1-b.

           (c) Business Records. As requested by Purchaser, all business records and copies of financial records directly pertaining to the Assets or necessary for the operation of the Assets.

           (d) Warranties and Licenses. All warranties and licenses and patents, if any, relating to any of Assets including, but not limited to, computer software licenses.

           (e) Prepaid Expenses and Deposits.  All coin in the pay telephones.

           (f) Accounts Receivable. All accounts receivable attributable to periods after Closing. Seller shall provide such notification to payers regarding payment for amounts attributable to post closing periods as Purchaser shall reasonably request. All accounts receivable attributable to periods prior to closing shall remain the property of Seller and are not conveyed hereby.

           (g) Revenues. All revenues attributable to periods subsequent to Closing less expenses and charges attributable to such periods required by this Agreement to be paid prior to closing.

      2.  CONSIDERATION.

           (a) Purchase Price. As consideration for the transfer and assignment of the Assets, Purchaser shall pay a total purchase price of $205,000.

           (b) Payment at Closing. $149,275 of the purchase price shall be paid in by wire transfer to Seller's account as directed by Seller at Closing. Fifteen thousand of the purchase price shall be paid in accordance with and subject to the contingencies set forth at (P)2(c), below. $40,725 shall be paid to the Sellers in accordance with and subject to the contingencies at (P)2(d), below.

           (c) General Contingencies. Fifteen thousand dollars of the purchase price shall be paid on or before July 1, 1996 subject to performance by Seller of its representations, warranties and covenants herein including but not limited to payment by Seller of those items specified in paragraphs 3(l), 3(m), 3(o), 3(q), 3(r), 6(b), 11, 12, 14 and 15 of this Agreement. The $15,000 of the purchase price due July 1, 1996 is security for and subject to deduction for the items specified in paragraphs 2(d), 3(l), 3(m), 3(o), 3(q), 3(r), 6(b), 11, 12,
14 and 15 of this Agreement.

           (d) Baltimore Minor Privilege Permits. The parties are uncertain about the applicability of, or requirement for, certain Special Privilege Permits to operate phones encroaching on a public way or easement. Seller hereby agrees to assume the risk that such permits are not required for any of the installed phones for which permits have not previously been issued. Buyer wishes further security for this agreement of Seller. Therefore, $40,725 of the purchase price shall be paid to Seller in six equal, quarterly installments of $6,787.50, payable at the end of the quarter, subject to reduction of $271.50 for each telephone which Buyer is required to remove by reason of failure to obtain such permit. The reduction to the quarterly payment shall apply to all phones so removed in the quarter for which payment is made and to all quarters thereafter. However, the reduction for the quarter in which the pay telephone is removed shall be prorated based on the number of days in the quarter for which the phone was installed. For example, if no phones are required to be removed in the first quarter, four on the first day of the second quarter, two at the midpoint of the third quarter and none thereafter, the payments required would be as follows: first quarter = $6,787.50, second quarter = $5,701.50, third quarter = $5,430.00 and $5,158.50 thereafter.

      3.  REPRESENTATIONS AND WARRANTIES.

                    Seller's Representations and Warranties

           The Seller represents and warrants to the Purchaser that the following are true and correct as of the date hereof, and will be true and correct on the Closing Date except as Seller may notify Purchaser prior to Closing in a signed writing. Any such notification prior to Closing which modifies any of the following representations and warranties shall, at the sole option of Purchaser, result in termination of this Agreement without any liability for such termination to Seller:

           (a) Taxes. No claim or liability is pending or has been assessed or asserted, or has been threatened against the Seller in connection with any taxes which are, or may, become a lien against the Assets.

           (b) Financial Information. The Seller prior to Closing will furnish to Purchaser detailed financial information which will verify that the installed pay telephones are performing substantially in accordance with Exhibit 3-b. To the best of Seller's knowledge no fact or condition exists, or is contemplated or threatened, which would have a material adverse effect on the business of Seller or the Assets.

           (c) No Finders or Brokers. No agent, broker or other person acting pursuant to the Seller' authority is entitled to make any claim against the Purchaser or the Seller for any commission or finder's fee in connection with the transactions contemplated by this Agreement.

           (d) Approval of Government Agencies. No approval of any governmental or administrative agency or authority is required as a condition to the execution and delivery of this Agreement by the Seller or its consummation of the transactions contemplated hereby.

           (e) Approval of Third Parties. There is no unobtained approval of any third party, except pursuant to release of liens, required as a condition to the execution and delivery of this Agreement by the Seller or the consummation of the transactions contemplated hereby. The obligation for the receipt of all such approvals shall rest solely with Seller and is a condition precedent to Closing and payment.

           (f) No Prohibition Against Purchaser. The Seller is not a party to, or otherwise subject to, any agreement, indenture, instrument, lease, judgment or any other decree or any other regulation or demand of any government, bureau, board or agency which would prohibit the consummation of the transaction contemplated by his Agreement or would otherwise be breached or impaired by such consummation.

           (g) Title to Assets. The Seller is the owner of all the Assets and will convey the Assets to the Purchaser free and clear of all mortgages, pledges, liens (including liens for taxes due and payable), encumbrances, charges, claims, title retention agreements or other security interests or arrangements except as specifically provided herein. Purchaser shall assume no responsibility for any liability, claim or obligation of Seller arising prior to the date of Closing and otherwise only as provided in this Agreement.

           (h) Litigation. Seller has operated the Assets in material compliance with all applicable laws, rules and regulations except as may be immaterial to this transaction. There are no actions, lawsuits or proceedings pending or threatened against the Seller in law or in equity, or before any governmental agency, that if determined adversely to the Seller would materially affect the Assets being sold hereunder or that would bring into question the validity of this Agreement or any action taken or to be taken in accordance with or in connection with this Agreement.

           (i) Contractual Interests. The Location Agreements are in full force and effect. To the best of Seller's knowledge there are no existing defaults under these agreements on the part of Seller, which are, individually or in the aggregate, material to the operation of the Assets. All available originals, and where none is available an exact copy, if available, of each Location Agreement as scheduled at Exhibit 1-b and associated documents have been furnished to the Purchaser. The Seller is not a party to any other material contract, agreement or understanding (whether oral or written) relating to the Assets or Location Agreements.

           (j) Fixed Assets and Inventory. The Assets conveyed by this Agreement are conveyed in an "as is" condition and no warranty as to condition or fitness is made except that Seller warrants that it has no knowledge of any condition or state of the Assets which would have a material adverse effect on the Assets, taken as a whole.

           (k) Employment Agreements. Seller has no employment or consulting contracts relating to the Assets which will cause any lien to attach or charge to be imposed on or against the Assets.

           (l) Location Agreements. Seller warrants that as of the execution of this Agreement, it has no knowledge of any claims existing or contemplated against Seller whatsoever by the parties to the Location Agreements. Further, Seller warrants that it has no knowledge of any claims existing or contemplated by third parties relating to the use or operation of the Assets.

           (m) Payment of All Taxes. The Seller has paid, or will pay, on or prior to the Closing Date, all sales, excise, use, income or other taxes or similar charges due and payable or to become due and payable by Seller for all periods prior to Closing, the non-payment of which may subject Purchaser to liability, jointly or severally, in whole or in part for such amounts. Notwithstanding anything to the contrary contained in this Agreement, Seller shall be responsible and liable for all taxes relating to the Assets or their use on or before the Closing and Purchaser shall be responsible and liable for all taxes relating to the Assets and their use after Closing. After the Closing, each party shall cooperate with the other in dealing with any taxing authority with respect to the business conducted and the Assets. Purchaser may, at its sole discretion if Seller has failed to pay such taxes or charges within 10 days of Seller's receipt of written notice, pay said taxes or charges and (i) give prompt notice to Seller for reimbursement, such reimbursement to be made within three (3) business days; or (ii) pay such taxes or charges and deduct same as a credit against the balance of the purchase price or any other consideration due to Seller. This provision does not relieve Seller from its obligation to pay such charges or taxes if Purchaser does not avail itself of the foregoing remedies.

           (n) Noncancelability of Location Agreements. The Location Agreements are not terminable due to the execution of this Agreement or the performance of the terms hereof.

           (o) Payment of All Commissions. The Seller has paid, or will pay, on or prior to the Closing Date, all commissions due from Seller or attributable to periods prior to Closing under all Location Agreements. Alternatively, the Seller shall pay such commissions as they become due after the Closing for the period before the Closing. If the Seller fails to pay any such commissions arising for periods before the Closing, the Purchaser may pay any such commissions at its sole discretion if Seller has failed to pay such commissions within 10 days of Seller's receipt of written notice, pay said commissions and (i) give prompt notice to Seller for reimbursement, such reimbursement to be made within three
(3) business days; or (ii) pay such commissions and deduct same as a credit against the balance of the purchase price or any other consideration due to Seller. This provision does not relieve Seller from its obligation to pay such charges or taxes if Purchaser does not avail itself of the foregoing remedies.

           (p) Installed Pay Telephone Keys. The Seller has delivered to the Purchaser, on or prior to the Closing Date, all keys to the Installed Pay telephones, including keys to the upper housing and lower housing, and there are no other keys or copies thereof held by any other parties, including employees of Seller to the best of Seller's knowledge and belief.

           (q) Payment of Telephone Charges. The Seller has paid, or will pay, on the later of the Closing date or when billed by the local exchange carrier, all telephone bills and charges due from the Seller to the local exchange carrier, any interexchange carriers or to any other entity or party for services provided for all periods prior to Closing and attributable to the Assets. Alternatively, the Purchaser may pay any such bills and charges at its sole discretion if Seller has failed to pay such bills and charges within 10 days of Seller's receipt of written notice, pay said bills and charges and (i) give prompt notice to Seller for reimbursement, such reimbursement to be made within three (3) business days; or (ii) pay such bills and deduct same as a credit against the balance of the purchase price or any other consideration due to Seller. This provision does not relieve Seller from its obligation to pay such charges or taxes if Purchaser does not avail itself of the foregoing remedies.

           (r) Authority. Under the laws of the State of Maryland Seller has full power and authority to own its properties and conduct its business as conducted and is authorized to own its properties and conduct its business as conducted. Seller has obtained, and to the extent permitted by law will transfer to Purchaser, all necessary permits and licences for the operation of the Pay Telephones. Permit and license fees are not subject to proration under this Agreement. This Agreement and the transactions contemplated hereby have been duly and validly authorized and, at closing, indefeasible title to the Assets will be vested in the Seller and transferred to the Purchaser free and clear of any claims or encumbrances except for any liens created by Purchaser or obligations of Purchaser assumed under this Agreement. This Agreement shall, when executed, be a valid and binding obligation of Seller and its partners in their individual capacities.


                   Purchaser's Representations and Warranties

      The Purchaser represents and warrants to the Seller that the following are true and correct as of the date hereof, and will be true and correct on the Closing Date except as Purchaser may notify Seller prior to Closing in a signed writing. Any such notification prior to Closing which modifies any of the following representations and warranties shall, at the sole option of Seller, result in termination of this Agreement without any liability for such termination to Purchaser:

           (t) No Finders or Brokers. No agent, broker or other person acting pursuant to the Purchaser's authority is entitled to make any claim against the Seller for any commission or finder's fee in connection with the transactions contemplated by this Agreement.

           (u) Approval of Government Agencies. No approval of any governmental or administrative agency or authority is required as a condition to the execution and delivery of this Agreement by the Purchaser or its consummation of the transactions contemplated hereby.

           (v) Approval of Third Parties. No approval of any third party is required as a condition to the execution and delivery of this Agreement by the Purchaser or its consummation of the transactions contemplated hereby. The obligation for the receipt of any such approvals shall rest solely with Seller and is a condition precedent to Closing and payment.

           (w) No Prohibition Against Purchaser. The Purchaser is not a party to, or otherwise subject to, any agreement, indenture, instrument, lease, judgment or any other decree or any other regulation or demand of any government, bureau, board or agency which would prohibit the consummation of the transactions contemplated by his Agreement or would otherwise be breached or impaired by such consummation.

           (x) Corporate Standing. Telaleasing Enterprises, Inc. is a corporation duly organized and validly existing in good standing under the laws of the State of Illinois with full power and authority to own its properties and conduct its business as conducted.

           (y) Corporate Authority. This Agreement and the transactions contemplated hereby have been duly and validly authorized and Purchaser shall provide at or prior to Closing the Seller with Certified Resolutions or other reasonable evidence of authority for the transaction memorialized by this agreement.

      4.  ACCESS TO RECORDS/VERIFICATION OF ASSETS.

           Prior to Closing Seller will permit representatives of Purchaser full access to all the property, books, contracts, documents, records, reports, and data bases of Seller relating to the Assets and will furnish such information concerning same as Purchaser or its agents may reasonably request. Purchaser and Seller agree that the basis for the establishment of the purchase price is the financial statements and accounting information previously provided and the number of Installed Paytelephones (70).

      5.  DUE DILIGENCE.

           This Agreement shall be binding upon the parties effective as of the date of execution subject to verification, by the Purchaser, from information, records, documents and other items provided by the Seller sufficient to verify the factual basis for the warranties and representations made to it by the Seller herein.

      6.  TRANSITION MATTERS.

           (a) Implementation of Change With Owners. After Closing Seller shall fully cooperate with Purchaser, but only as specifically requested from time to time, in advising parties to the Location Agreements that the business of Seller is under new management as of the date of Closing and to advise them as to the manner in which to place requests for service in the future.

           (b) Non-Coin Long Distance. Seller is entitled to receive compensation for long distance traffic from 0+ and 0- traffic from Operator Service Providers. All such commissions, payments or other monies due and owing Seller attributable to periods prior to Closing shall be the property of Seller and shall be properly paid to Seller. This and any other property of Seller which may come into Purchaser's possession shall be promptly delivered by Purchaser to Seller. All such commissions, payments or other monies due and owing Seller attributable to periods after Closing shall be the property of Purchaser and shall be properly payable to Purchaser. This and any other property of Purchaser which may come into Seller's possession shall be promptly delivered by Seller to Purchaser. After Closing Seller shall provide such notification to payors regarding payment for amounts attributable to post closing periods as Purchaser shall reasonably request. Seller agrees to assist as required in the implementation of any change of Long Distance Provider requested by Purchaser after Closing Date subject to compliance with applicable regulations.

           (c) Coin. The parties shall poll the phones at Closing and Seller shall be credited for all coin in the phones at Closing. Buyer shall be entitled thereafter to remove and retain all coin in the phone at Closing without further accounting to Seller for such coin.

           (d) Local Lines. After Closing Seller will cooperate in the transfer of local telephone company lines and services to Purchaser, as required. Purchaser shall use its reasonable best efforts to proceed promptly to effect a transfer of service to the local exchange carrier and will accomplish all such transfers no later than April 15, 1996.

           (e) Records and Rate Files. Seller shall cooperate with Purchaser in making available all rate files, databases and similar information prior to Closing to facilitate the transfer of the Installed Paytelephones to Buyer at Closing. Seller will cooperate in providing such records in a format and media convenient to Buyer.

      7.  CLOSING.

           The transactions contemplated by this Agreement shall be consummated on or before April 16, 1996. Said date shall be known herein as "the Closing Date" or the "Closing." The Seller and the Purchaser shall take the following actions on the Closing Date:

           (a) The Seller shall deliver to the Purchaser the following fully executed documents as a condition precedent to payment:

                (i)  A Bill of Sale substantially in the form as set forth at
      Exhibit 7-a-i transferring ownership of the Assets except for those items conveyed pursuant to (P) 7(a)(ii).

                (ii) An Assignment and Assumption of the Location Agreements substantially in the form as set forth at Exhibit 7-a-ii;

                (iii) All existing, available originally executed Location Agreements;

                (iv) Such other documents as may be reasonably required to consummate and evidence the transactions and transfers contemplated by this Agreement as may be requested by Buyer.

           (b) The Purchaser shall pay the sums provided to Seller and the Escrow agent as set forth and in the manner provided by (P)2.

           (c) Transfer of Assets. On or prior to Closing Seller shall deliver all of the Assets to Purchaser. Seller shall deliver all keys (and any copies thereof) to all Installed Paytelephones (both upper housing and lower housing keys).

           (d) Place of Closing. All transactions contemplated herein shall be consummated at Seller's Maryland office or at such other places the parties may mutually determine in writing.

           (e) Exhibits. Any Exhibits not provided at the time of execution of this Agreement shall be provided at or prior to Closing.

      8.  CONTINUING RELATIONSHIPS.

      The Seller agrees to use its reasonable efforts for a period not to exceed 10 days from closing to assure an orderly transition and favorable business relationship between the Purchaser and Seller's existing phone customers and suppliers. The Seller shall not, from and after the Closing Date, solicit orders from such customers. In addition, the Seller shall, from and after such time, direct to the Purchaser all inquiries from such customers and other persons regarding the business of Seller. The Seller shall, from and after the Closing Date, maintain the absolute confidentiality of all matters relating to the Assets and business for three (3) years following the Closing Date. Except for information which Seller has made publicly available or is otherwise in the public domain, Purchaser shall not use or disclose any information which Purchaser may have acquired concerning the Seller, or the business practices of Seller, that are not directly related to the Assets. Without limiting the foregoing and except for information which Seller has made publicly available or is otherwise in the public domain, Purchaser shall not use or divulge to any third person any financial information concerning the Seller, including, but not limited to, the Financial Statements (except for financial information directly related to the Installed Paytelephones).

      Neither Seller nor any of its partners shall for a period of sixty (60) months from the date of Closing directly or indirectly, own, manage, operate, join, control, participate in, advise, or be connected in any manner with any person, firm, corporation or other entity which is, or becomes engaged in the operation of Paytelephones or in the solicitation for the installation or sale the of or of any associated services, including but not limited to long distance services, to any customers of Seller within 300 miles of Baltimore, Maryland or any person or entity within such area. This covenant on the part of the Seller, its officers and shareholders shall be construed as an agreement independent of any other provisions of this Agreement. The parties hereto agree that this restrictive covenant may be enforced in law or in equity, including, but not limited to, injunctive relief against Seller. The parties hereto agree that in the event of the breach of this restrictive covenant, the Purchaser and related entities may not have an adequate remedy at law other than an injunction, or that damages will be difficult to ascertain as the result of such breach and that, if an injunction is sought by the Purchaser or related entities, Seller waives any requirement that the Purchaser post any bond and the unsuccessful party agrees to pay any attorneys' fees and court costs in the event the successful party receives its requested relief.

      9.  CONDUCT OF BUSINESS.

          From the date of this Agreement through the Closing Date, the Seller shall:

           (a) not enter into any material or unusual contracts affecting the business of Seller without the prior written consent of the Purchaser;

           (b) not create any security interests in any of the Assets.

           (c) continue to operate the business in a routine and regular fashion.

      10.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.

           The obligations of the Purchaser to acquire the Assets in accordance with the terms of this Agreement and the obligations of Seller to sell the Assets shall be subject to the fulfillment on, or prior to, the Closing Date of each of the following conditions:

           (a) Accuracy of Representations. All representations and warranties of the Purchaser and Seller contained in this Agreement, and Exhibits hereto or otherwise made in writing pursuant to this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date.

           (b) Performance of Obligations. The Seller and Purchaser shall have performed and complied with all of the obligations and conditions required by this Agreement to be performed or complied with by Seller and Purchaser on or prior to the Closing Date.

           (c) No Change of Condition and Due Diligence. The Assets shall not have been adversely affected in any way, directly or indirectly, which would affect Purchaser's operation or use of the Assets.

      11.  BULK TRANSFERS.

           The parties agree that Seller and Purchaser will not comply with the requirements of any applicable law dealing with bulk transfers of assets. Seller agree to indemnify and hold Purchaser harmless from any loss, expenses, costs (including legal fees and expenses) incurred by Purchaser from failure to so comply.

      12.  COMPLIANCE WITH TAX PROVISIONS.

           Seller agrees to indemnify and hold Purchaser harmless from and against any and all sales, excise, use, income or other taxes due as a result of this transaction. If the Seller does not pay any such taxes the Purchaser may pay any such taxes at its sole discretion if Seller has failed to pay such taxes within 10 days of Seller's receipt of written notice, pay said taxes and (i) give prompt notice to Seller for reimbursement, such reimbursement to be made within three (3) business days; or (ii) pay such commissions and deduct same as a credit against the balance of the purchase price or any other consideration due to Seller. This provision does not relieve Seller from its obligation to pay such taxes if Purchaser does not avail itself of the foregoing remedies. Notwithstanding the foregoing, Purchaser knows of no taxes, sales taxes, excise taxes, use taxes or other taxes (other than federal income taxes) that will become due as a result of the transactions contemplated by this Agreement.

           Purchaser agrees to indemnify and hold Seller harmless from and against any and all sales, use, property, income or other taxes due as a result of Purchaser's use or operation of the Assets on and after the Closing Date.

      13.  ADDITIONAL INSTRUMENTS.

           The Seller agree from time to time, upon the request of the Purchaser, to execute and deliver to the Purchaser such other instruments of sale, transfer, assignment and conveyance and to take such other action as the Purchaser may reasonably request to effectively vest ownership in the Purchaser of all of the Assets sold, transferred, assigned and conveyed hereunder.

      14.  EXPENSES.

           Each party hereto shall pay all expenses incurred by it in connection with the negotiation, execution and performance of this Agreement, whether or not the transactions contemplated herein are consummated, including the fees and expenses of the counsel and accountants of each.

      15.  INDEMNIFICATION.

           (a) Seller. The Seller agrees to indemnify the Purchaser fully and hold the purchaser harmless from and against and in respect of all demands, actions or causes of action, assessments, losses, damages, liabilities, judgments, costs and reasonable expenses (including interest and reasonable attorneys' fees) asserted against or incurred by the Purchaser arising out of a breach of any representation, warranty or agreement of the Seller contained in this Agreement or in any Exhibit hereto or arising out of any act or omission of the Seller prior to the Closing Date (except with respect of liabilities specifically assumed by the Purchaser). In no event shall Seller's aggregate obligation under this section, 15(a), exceed the purchase price paid to it under section 2 hereof.

           (b) Purchaser. The Purchaser agrees to indemnify the Seller fully and hold the Seller harmless from and against and in respect of all demands, actions, or causes of action, assessments, losses, damages, liabilities, judgements, costs and reasonable expenses, including interest and reasonable attorney fees) asserted against or incurred by the Seller arising out of a breach of any representation, warranty or agreement of the Purchaser contained in this Agreement or in any Exhibit hereto or arising out of any act or omission of the Purchaser after the Closing Date (except with respect of liabilities specifically retained by the Seller).

           (c) De Minimus Recovery Limitation. Notwithstanding the provisions of sections 15(a) and 15(b) no party shall be liable for any indemnification or breach of representation or warranty until the amount of all damages or losses exceeds $5,000 in the aggregate. The limitations of this section shall not apply to any operating liabilities or revenues or taxes. Once the $5,000 limit is exceeded, the party liable shall be liable for the entire amount of such loss or damage, including the $5,000 threshold amount.

      16.  SURVIVAL OF REPRESENTATION.

           All representations, warranties and agreements contained in this Agreement or any Exhibit hereto or made pursuant of the transactions contemplated by this Agreement shall survive the Closing Date for a period of one year from the closing date.

      17.  MISCELLANEOUS PROVISIONS.

           (a) Publicity. All notices to third parties and all other publicity concerning the transaction contemplated by this Agreement shall be planned and coordinated by Purchaser. Seller agrees not to make any public disclosure regarding this transaction without the prior written approval of Purchaser, except as otherwise required by this Agreement, or applicable law.

           (b) Effect of Headings. The subject headings of the articles, sections and paragraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

           (c) Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           (d) Waiver of Compliance. Any failure of Purchaser, on the one hand, or Seller, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing. Failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

           (e) Availability of Equitable Remedies. Since a breach of various provisions of this Agreement could not adequately be compensated by money damages, Seller or Purchaser, as the case may be, may obtain, in addition to any other remedy available to it, an injunction restraining such breach and specific performance of such provisions of this Agreement without proof of loss or imminent loss, and no bond or other security shall be required in connection therewith.

           (f) Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

           (g) Binding on Successors. This Agreement shall be binding on, and inure to the benefit of, the parties to it and their respective heirs, legal representatives and successors.

           (h) Recovery of Litigation Costs. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the party substantially prevailing shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, whether or not such action is brought to judgment, in addition to any other relief to which it may be entitled.

           (i) Full Disclosure. No representation or warranty made by any party hereto and no certificate or document furnished or to be furnished to any party hereto pursuant to this Agreement contains or will contain any untrue statement of a material fact or fails to contain information necessary to make the statements contained therein not misleading, subject to the provisions of section 4 hereof.

           (j) Exhibits. The exhibits referred to herein shall be attached hereto and are a part of this Agreement as if fully set forth herein.

           (k) Notices. All notices, requests, demands or other communications required or permitted hereunder shall be in writing and shall be deemed to have been delivered five days after posting by certified United States Mail, with postage prepaid:

      (1)  If to Purchaser:
                              Davel Communications Group, Inc.
                              601 West Morgan
                              Jacksonville, IL  62650
                              Attn: T.C. Rammelkamp, Jr.

      (2)  If to Seller:
                              Suntel
                              5921 Moravia Park Dr.
                              Baltimore,  MD  21206

or to such other person or address as a party shall furnish to the other parties hereto in writing.

           (l) Governing Law and Arbitration.   This Agreement shall be governed
and construed in accordance with the law of the State of Maryland and its courts shall have jurisdiction of any matters arising hereunder. Any dispute arising out of this Agreement shall be submitted by the parties for arbitration in accordance with the rules and procedures of the American Arbitration Association.

           (m) Entire Agreement. This Agreement, including the exhibits and other documents referred to herein which form a part hereof, embodies the entire agreement and understanding or the parties hereto in respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants or understandings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.

           (n) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

           (o) Non-Disclosure. Seller agrees that it shall not negotiate for the sale, trade or other transfer of any of the assets which are the subject of this Agreement after the execution of this Agreement and prior to the earlier of termination of the Agreement or Closing.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

PURCHASER:

                         TELALEASING ENTERPRISES, INC.,
                         an Illinois Corporation

                         __________________________________
                         By: Ed Turnipseed
                         Its: President
SELLER:
                         SUNTEL

                         __________________________________
                         Robert A. Watkins

                         __________________________________
                         Marc Authier